LIMITED POWER OF ATTORNEY

The undersigned, Wayne McLaren, hereby appoints each of John Nurkin, Steve Ackermann and Coleman Wombwell, signing singly, as attorney-in-fact to act for the undersigned and in the name of the undersigned solely to do all or any of the following:

1.

To execute and file with the Securities and Exchange Commission all statements regarding the undersigned’s beneficial ownership of securities of SPX Corporation filed pursuant to Section 16(a) of the Securities Exchange Act of 1934;

2.

To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

None of John Nurkin, Steve Ackermann or Coleman Wombwell shall incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney’s own willful misconduct or gross negligence.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is SPX Technologies, Inc. assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

This Power of Attorney is governed by Delaware law.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned’s beneficial ownership of securities of SPX Technologies, Inc., unless earlier revoked.  This Power of Attorney shall terminate with respect to the attorney-in-fact upon receipt by John Nurkin, Steve Ackermann and Coleman Wombell, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney.  The undersigned shall have the right to revoke this Power of Attorney at any time.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 21st day of March, 2023.

By:	/s/ Wayne McLaren
Name:	Wayne McLaren